Investor Presentation Q2-2020 July 30, 2020 Len Williams, President and Chief Executive Officer Mark Olson, EVP and Chief Financial Officer Exhibit 99.2

Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties, including, but not limited to: The duration and impact of the COVID-19 pandemic; Changes in general economic conditions, either nationally or in our market areas; Adequacy of allowance for credit losses and estimation of current expected credit losses; Sufficiency of capital; Impact of changes in overall interest rate environment and other market risks; Fluctuations in demand for loans and other financial services in our market areas; Changes in legislative or regulatory requirements or the results of regulatory examinations; Stability of funding sources and continued availability of borrowings; Changes in accounting policies and practices and the use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation; and These and other risks as may be detailed from time to time in our filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. These risks could cause our actual results in 2020 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect the Company’s operating results, financial condition and stock price performance. Confidential Page

COVID-19 Operational Response and Preparedness Page

Board and Management Oversight Board Oversight Confidential Page Management Execution Pandemic Response Team Meet on a bi-weekly basis Chair, President and CEO Chief Financial Officer Enterprise Risk Officer Chief People Officer Chief Banking Officer Chief Lending Officer Chief Credit Officer General Counsel Chief Information Officer Chief Technology Officer Director of Operations Director of Marketing Enterprise Risk Oversight Committee Audit and Compliance Committee Audit and Compliance Committee

Operational Response and Preparedness All retail branch locations are open and fully staffed. Protection measures are in place for our associates. Masks and hand sanitizers are available for our clients. Entire sales team has remained working from home. Most administrative staff has remained working from home. We have continued to enhance office cleaning for those areas where associates are required to work onsite. Continued to offer employee assistance program for those employees who may need emotional support associated with the pandemic; Health benefits expanded to cover COVID-19 related medical issues: Waiver of prior authorization for diagnosis No cost share for employees to test for virus Increased access to prescription medications No cost for telemedicine and nurse advice hotlines Confidential Page

Programs to Support Clients and Communities Page

Relief Programs AltabankTM introduced borrower relief programs to provide assistance for our business and consumer clients. These programs require bank approval and must be requested by the client: Businesses impacted by COVID-19 Deferral of loan payments for commercial clients of up to six months and re-amortization of payments after deferral period Processed payment deferrals to approximately 435 loans with balances totaling $325 million, average payment of $7,800, average period deferred is 4.4 months, and total deferred payments is $14.9 million Consumers impacted by COVID-19 Deferral of loan payments for consumers of up to 90 days Processed payment deferrals to approximately 108 loans with balances totaling $2.2 million Confidential Page

Relief Programs Continued AltabankTM introduced client relief programs through offering Small Business Administration’s Paycheck Protection Program Processed approximately 333 applications totaling $85 million earning a yield of 2.77% in Q2-20. When the SBA begins taking applications for loan forgiveness on August 10th, we will immediately start the process. Average deposit balances for clients, who either applied for payment relief from the Company, or have loan payments made by the SBA, increased $31.6 million, or 118%, to $58.4 million from the first quarter of 2020 to the second quarter of 2020. The Company anticipates that these additional funds held by such clients provides cash flow relief to begin making payments on loans after the deferral period. Confidential Page

Potential Impacted Business Sectors Confidential Page 6 Total Loans As of June 30, 2020 $179,606 $66,467 $51,606 $15,928 $9,537

Potential Impacted Business Sectors Confidential Page 6 ADC Loans $5,907 $10,684 $27,239 $2,799 As of June 30, 2020

Potential Impacted Business Sectors Confidential Page 6 Commercial RE—Owner $101,622 As of June 30, 2020 $6,872 $1,917 $8,572

Potential Impacted Business Sectors Confidential Page 6 Commercial RE—Investor As of June 30, 2020 $44,084 $52,712 $23,468

Potential Impacted Business Sectors Confidential Page 6 Commercial & Industrial $27,923 As of June 30, 2020 $6,200 $1,154 $967

Business Sectors for Loans with Deferrals Confidential Page As of June 30, 2020 $25,737 $46,049 $7,149 $1,560 $8,023

Loan Type for Loans with Deferrals Confidential Page 6 As of June 30, 2020 $32,897 $102,873 $2,238 $10,882

Economic Trends Page

Unemployment Rate Confidential Page Unemployment Rate 5.1% 7.9% 9.4% Source: Kem C. Gardner Policy Institute and U.S. Bureau of Labor Statistics Utah’s unemployment rate has consistently been lower than the national average

Unemployment Rate by State Confidential Page Source: Kem C. Gardner Policy Institute and U.S. Bureau of Labor Statistics Utah has the second lowest unemployment rate of all states at June 30, 2020

12-Month % Change in Total Jobs Confidential Page % Change in Jobs -8.6% -3.2% -3.5% Source: Kem C. Gardner Policy Institute and U.S. Bureau of Labor Statistics Utah’s job change has consistently been higher than the national average

Utah Job Change by Industry Confidential Page % Change in Jobs Source: Kem C. Gardner Policy Institute and U.S. Bureau of Labor Statistics The construction industry in Utah continues to grow despite the pandemic

12-Month % Change in Total Jobs Confidential Page Source: Kem C. Gardner Policy Institute and U.S. Bureau of Labor Statistics Utah has the lowest 12-month % change in total jobs of all states at June 30, 2020

Asset Quality Trends Page

Asset Quality Snapshot Confidential Page 30+ Delinquent Loans / Gross Loans NCOs / Average Loans Allowance for Credit Losses / Loans HFI NPAs / Assets (1) Excluding SBA PPP loans

Delinquent Loans Confidential Page Delinquent Loans ($000) Delinquent Loans / Total Loans

Nonperforming Assets Confidential Page Total Nonperforming Assets ($000) Nonperforming Assets / Total Assets

QTD Net Charge-offs / Recoveries Confidential Page Net Charge-offs / Average Loans

Acquisition, Development & Construction Confidential Page Total ADC Loans ($000)

Reduced Loan Concentrations Confidential Page ADC/Total Capital CRE/Total Capital

Financial Performance Page

Company Snapshot Confidential Page

Loan Growth Trend & Composition Confidential Page Loan Portfolio Growth $1,048 $1,120 $1,627 $1,679 CAGR 9% Loan Composition $1,659 $308 $1,681

Deposit Growth Trend & Composition Confidential Page Deposit Portfolio Growth CAGR 15% $1,311 $1,427 $1,815 $2,056 Deposit Composition $1,877 $2,613

Net Income Confidential Page Annual Net Income Core Quarterly Net Income “Core” is a non-GAAP measure that excludes costs associated with acquisitions and write-off of DTA CAGR 24%

Pre-Tax, Pre-Provision Income Confidential Page Annual PTPP Income Core Quarterly PTPP Income “Core” is a non-GAAP measure that excludes costs associated with acquisitions and write-off of DTA CAGR 21%

Earnings Per Share Confidential Page Annual EPS Core Quarterly EPS “Core” is a non-GAAP measure that excludes costs associated with acquisitions and write-off of DTA CAGR 19%

Dividends Per Share Confidential Page Annual Dividend Quarterly Dividend CAGR 17% Board approved quarterly dividend of $0.13 to be paid in Q3-20

Net Interest Margin Confidential Page Yields & NIM COF

Efficiency Ratio Confidential Page Annual Efficiency Ratio Core Quarterly Efficiency Ratio “Core” is a non-GAAP measure that excludes costs associated with acquisitions and write-off of DTA

Return on Assets Confidential Page Annual ROA Core Quarterly ROA “Core” is a non-GAAP measure that excludes costs associated with acquisitions and write-off of DTA

Return on Equity Confidential Page Annual ROE Core Quarterly ROE “Core” is a non-GAAP measure that excludes costs associated with acquisitions and write-off of DTA

Enhanced Secondary Liquidity Sources Confidential Page Cash & Securities ($000) Liquid Assets / Total Assets

Additional Liquidity Sources Confidential Page Total Available Liquidity ($000)

Higher Allowance for Credit Losses Confidential Page Allowance for Credit Losses ($000) ACL / Total Loans HFI (%) (1) Ratio excludes SBA PPP loans

Strengthened Capital Position Confidential Page Tier I Capital ($000) Leverage Capital Ratio (1) Decline in the leverage ratio is the result of a $589MM increase in total assets in Q2-20 (1)

Summary Effective rollout of pandemic business continuity plan with primary focus to protect our associates and provide financial relief to clients; Actively engaged to provide financial relief to clients through internal relief programs and with the SBA’s Paycheck Protection Program; Loans for higher risk business sectors are primarily real estate secured; Fortified balance sheet with strong capital, allowance for credit losses, reduced loan concentrations, and strong liquidity position will mitigate negative effects related to COVID-19 pandemic; and The Utah economy has consistently performed better than most states and the nation as a whole. Early trends indicate that Utah is recovering more quickly than most states and the nation as a whole. Confidential Page